Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

                In connection with the Annual Report of SFN Group, Inc. (the “Company”) on Form 10-K for the period ending December 26, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Roy G. Krause, President and Chief Executive Officer of the Company, and Mark W. Smith, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roy G. Krause Roy G. Krause President and Chief Executive Officer March 4, 2011

/s/ Mark W. Smith Mark W. Smith Executive Vice President and Chief Financial Officer March 4, 2011